UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2016

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

On September 30, 2016 (the “Effective Time”), certain wholly-owned subsidiaries (the “Sellers”) of Halcón Resources Corporation (the “Company”) executed an Assignment and Assumption Agreement  (the “Assignment Agreement”) with an affiliate of Apollo Global Management (the “Buyer”) pursuant to which the Sellers assigned to Buyer, as of the Effective Time, one hundred percent (100%) of the common shares (the “Membership Interests”) of HK TMS LLC (“HK TMS”).  HK TMS was previously a wholly-owned subsidiary of the Company and held all of the Company’s oil and gas properties in the Tuscaloosa Marine Shale in Louisiana and Mississippi.  In exchange for the assignment of the Membership Interests, Buyer assumed all obligations relating to the Membership Interests of HK TMS from and after the Effective Time.  The Buyer, as holder of the preferred membership interests of HK TMS, had a cumulative preferred return due from HK TMS in excess of the fair market value of its assets.

As a result of the assignment, the Company has no further rights or material obligations related to HK TMS or the Buyer other than certain customary indemnities set forth in the Assignment Agreement.  The Company has also agreed to manage the operation of HK TMS’s oil and gas properties for a specified period of time for a monthly fee.  The Company has no right to or interest in any future production, income or proved reserves associated with HK TMS’s assets.  Accordingly, the $212.5 million of mezzanine equity reported on the Company’s consolidated balance sheet as of June 30, 2016 will no longer be reported on the Company’s balance sheet from September 30, 2016 and going forward.  HK TMS generated net production of approximately 530 Boe/d during the second quarter of 2016 and 1.1 MMBoe of proved reserves as of December 31, 2015 using SEC pricing as of such date.

The foregoing description of the Assignment Agreement is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.  Pro forma financial information with respect to the disposition of Membership Interests of HK TMS is provided in Item 9.01 of this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(b)   Pro Forma Financial Information:

Unaudited pro forma condensed combined financial information of the Company to give effect to the disposition of Membership Interests of HK TMS is filed as Exhibit 99.1 to the Current Report on Form 8-K and is and incorporated herein by reference:

•                  Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2016

•                  Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2015 and the six months ended June 30, 2016

(d)   Exhibits. The following exhibits are filed or furnished, as applicable, as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated as of September 30, 2016, among Halcón Energy Properties, Inc., Halcón Gulf States, LLC and Apollo HK TMS Investment Holdings, L.P.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

October 5, 2016	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated as of September 30, 2016, among Halcón Energy Properties, Inc., Halcón Gulf States, LLC and Apollo HK TMS Investment Holdings, L.P.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements